Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus included in the Registration Statement on Form S-4 of our report dated March 31, 2023, (which includes an explanatory paragraph relating to Arrowroot Acquisition Corp.’s ability to continue as a going concern), relating to the financial statements of Arrowroot Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 1, 2023